EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 26, 2017, with respect to the consolidated financial statements of Mammoth Energy Services, Inc. included in the Current Report on Form 8-K of Mammoth Energy Services, Inc. dated October 26, 2017. We consent to the incorporation by reference of the said report in the Registration Statement of Mammoth Energy Services, Inc. on Form S-8 (File No. 333-217361).

/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma
October 26, 2017